Exhibit 4.19

ADDENDUM TO GFI-SA LOAN AGREEMENT

Amongst

MVELAPHANDA GOLD (PROPRIETARY) LIMITED

FIRSTRAND BANK LIMITED
(acting through its RAND MERCHANT BANK division)

GFI MINING SOUTH AFRICA LIMITED
(which is to be converted to a private company)

GOLD FIELDS LIMITED

GOLD FIELDS AUSTRALIA PTY LIMITED

and

GOLD FIELDS GUERNSEY LIMITED

TABLE OF CONTENTS

1.	PARTIES	1
2.	ADDENDUM	1
3.	VARIANCE	1
4.	RECORDAL	2
5.	AMENDMENTS	2
6.	VARIATION	5
7.	SAVINGS	6
8.	COUNTERPARTS	6

ADDENDUM TO GFI-SA LOAN AGREEMENT

1.	PARTIES

1.1	The Parties to this Agreement are:

1.1.1	MVELAPHANDA GOLD (PROPRIETARY) LIMITED;

1.1.2	FIRSTRAND BANK LIMITED (acting through is RAND MERCHANT BANK division;

1.1.3	GFI MINING SOUTH AFRICA LIMITED (which is to be converted to a private company);

1.1.4	GOLD FIELDS LIMITED;

1.1.5	GOLD FIELDS AUSTRALIA PTY LIMITED; and

1.1.6	GOLD FIELDS GUERNSEY LIMITED.

1.2	The Parties agree as set out below.

2.	ADDENDUM

2.1	This Agreement forms an addendum to the written agreement entitled “GFI-SA Loan Agreement” (the “GFI-SA Loan Agreement”) concluded between the Parties referred to in clause 1 dated 11 December 2003.

2.2	All words and expressions defined in the GFI-SA Loan Agreement shall have the same meaning herein unless otherwise stated or the context clearly indicates otherwise.

3.	VARIANCE

3.1	Clause 26.5.1 of the GFI-SA Loan Agreement provides inter alia that no addition to, amendment to or variation of the GFI-SA Loan Agreement shall be of any force or effect unless in writing and signed by or and on behalf of all the Parties.

3.2	The Parties wish to amend the GFI-SA Loan Agreement and have accordingly, pursuant to clause 26.5.1 of the GFI-SA Loan Agreement, agreed to reduce such amendments to writing.

4.	RECORDAL

The Parties record that the GFI-SA Loan Agreement refers to 2 (two) separate accounts being opened in the name of Mvela Gold with the Senior Account Bank, namely the Collection Account and the Settlement Account. The Parties have agreed that only 1 (one) account, hereinafter referred to as the “Collection Account” shall be so opened in the name of Mvela Gold with the Senior Account Bank which Collection Account shall fulfil the purposes as contemplated in the definitions “Collection Account” and “Settlement Account” in the GFI-SA Loan Agreement and all references in the GFI-SA Loan Agreement to “Settlement Account” shall be deemed to be references to the “Collection Account”.

5.	AMENDMENTS

5.1	Clause 2.1 (General Definitions) of the GFI-SA Loan Agreement is hereby amended as follows:

5.1.1	the definition of “Advance Date” is deleted and replaced by the following definition namely:

““Advance Date” means the 2nd (second) Business Day after the CP Satisfaction Date”;

5.1.2	the definition of “Interest Rate” is deleted and replaced with the following definition, namely:

““Interest Rate” means a fixed interest rate for the Term of 95bps over the average of the 5 (five) year swap curve as quoted by ABSA Bank Limited, Nedbank Limited, The Standard Bank of South Africa Limited and FirstRand Bank Limited at the Advance Date or such earlier date as agreed between the Parties, nominal annual compounded semi-annually in arrears and to be set out in the Loan Supplement;”

5.1.3	the defined term “Settlement Date” together with the definition thereof is deleted in its entirety;

5.1.4	the defined term “Settlement Account” is amended by the deletion of the words “and having the details notified in writing by the Senior Agent to the Transaction Participants not less than 3 (three) Business Days prior to the Settlement Date”;

5.1.5	the defined term “Account Bank” is replaced with the defined term “Senior Account Bank”;

5.1.6	the definition of “Senior Account Bank” is amended by deleting the references therein to “RMB” and replacement thereof with the words “FNB Corporate” and by the deletion of the words “Intercreditor Agreement” and replacement thereof with the words “Senior Account Bank Agreement”;

5.1.7	the defined term “Account Bank Agreement” is replaced with the defined term “Senior Account Bank Agreement”;

5.1.8	the definition of “Senior Account Bank Agreement” is amended by the deletion of the words “GFI-SA” and replacement thereof with the words “Mezz SPV Agent”;

5.1.9	the definition of “IDC” is amended by the deletion of the numerals “1940/015201/06” and replacement thereof with the numerals “1940/014201/06”;

5.1.10	the definition of “IFC Loan Agreement” is amended by the deletion of the word “Settlement” and the replacement thereof with the word “Collection”;

5.1.11	the defined term “Mezz SPV Cession in Security” is replaced by the defined term “Mezz SPV Pledge and Cession in Security”;

5.1.12	the definition of “Mezz SPV Pledge and Cession in Security” is amended by deleting the words “Mezz SPV Cession in Security” and replacement thereof with the words “Mezz SPV Pledge and Cession in Security”;

5.1.13	the defined term “Mezz SPV Reversionary Cession in Security” is replaced by the defined term “Reversionary Cession in Security”;

5.1.14	the definition of “Reversionary Cession in Security” is amended by deleting the words “Mezz SPV Reversionary Cession in Security” and replacement thereof with the words “Reversionary Cession in Security” and the addition of the words “Mezz SPV Agent” after the words “Mezz SPV” in the third line thereof;

5.1.15	the definition of “Mvela Resources Pledge” is amended by the deletion of the words “Cession and Pledge” and replacement thereof with the words “Mvela Resources Pledge”;

5.1.16	the definition of “Mvela Resources Subscription Agreement” is amended by the deletion of the words “and pursuant to which Mvela Resources is to subscribe for equity in Mvela Gold for a total consideration of not less than ZAR1 750 000 000 (One Billion Seven Hundred and Fifty Million Rand)”;

5.1.17	the definition of “Pre-Emptive Rights Agreement” is amended by the addition of the words “inter alia” after the word “GFL” in the third line thereof;

5.1.18	the definition of “Senior Cession in Security” is amended by the addition of the words “the Senior Agent” after the words “Mvela Gold” in the second line thereof;

5.1.19	the definition of “Senior Loan Agreement” is amended by the addition of the words “the Senior Agent” after the words “Mvela Gold” in the third line thereof;

5.1.20	the definition “Transaction Documents” is amended by the addition of the letter “(y)” and a reference to “Mezz Account Bank Agreement” and by the addition of the letter “(z)” and a reference to “BEE Letter of Undertaking”;

5.1.21	the definition of “Transaction Participants” is amended by the addition of the letter “(l)” and a reference to “Mezz Account Bank”;

5.1.22	the defined term “Transaction Participant Undertaking” is replaced by the defined term “Transaction Participant Agreement”;

5.1.23	the definition of “Transaction Participants Agreement” is amended by the deletion of the current definition and replacement thereof with the following definition, namely:

“Transaction Participant Agreement” means the written agreement entitled “Transaction Participant Agreement” concluded or to be concluded amongst the Transaction Participants and setting out the agreement between the Transaction Participants in relation to various miscellaneous matters in connection with the transaction contemplated by the Transaction Documents”;

5.1.24	the addition of the following defined terms and definitions thereof, namely:

5.1.24.1	““Mezz Account Bank” means FNB Corporate or such other party replacing FNB as Mezz Account Bank in accordance with the provisions of the Mezz Account Bank Agreement”;

5.1.24.2	““Mezz Account Bank Agreement” means the written agreement entitled the “Mezz Account Bank Agreement” concluded or to be concluded amongst the Mezz Account Bank, Mvela Gold; Mezz SPV Agent and Mezz SPV”;

5.1.24.3	““FNB Corporate” means FirstRand Bank Limited (Registration No. 1929/001225/06) (acting through its FNB Corporate division), a public company and registered bank duly incorporated according to the company and banking laws of South Africa.”

5.1.24.4	““BEE Letter of Undertaking” means the “BEE Letter of Undertaking” as defined in the Mezz SPV Loan Agreement.”

5.2	The heading to clause 21 (Disclosure of Information by Transaction Agent and Exclusion of Transaction Agent’s Liability) is amended by the deletion of the word “Transaction” and replacement thereof with the word “Senior”.

5.3	Paragraph 3 of Schedule 1 to the GFI-SA Loan Agreement is amended by the addition of a paragraph 3.25 as follows:

“3.25 the Mezz Account Bank Agreement”.

6.	VARIATION

No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

7.	SAVINGS

Save as set out herein the GFI-SA Loan Agreement remains of full force and effect.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
MVELAPHANDA GOLD (PROPRIETARY) LIMITED

Name: M Xayiya
Capacity: Director
Who warrants his authority hereto

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)

Name: Rob Hamer
Capacity: Head of Structured Finance
Who warrants his authority hereto

Name: Michael Pfaff
Capacity: Chief Executive Officer Who warrants his authority hereto

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
GFI MINING SOUTH AFRICA LIMITED

Name: N Holland
Capacity: Director Who warrants his authority hereto

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
GOLD FIELDS LIMITED

Name: N Holland
Capacity: Chief Financial Officer Who warrants his authority hereto

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
GOLD FIELDS AUSTRALIA PTY LIMITED

Name: N Holland
Capacity: Authorized Representative Who warrants his authority hereto

SIGNED at Sandton	on this the 13th day of February 2004.

For and on behalf of
GOLD FIELDS GUERNSEY LIMITED

Name: N Holland
Capacity: Authorized Representative Who warrants his authority hereto